Exhibit 10.22.5.12

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 15, 2017, is among PRIMEENERGY CORPORATION, a Delaware corporation (“Borrower”), each of its undersigned Subsidiaries and Affiliates, whether as an original signatory hereto or as an Additional Debtor (together with Borrower and each of their respective successors and assigns, collectively, “Debtors” and, each, individually, a “Debtor”), and COMPASS BANK, as Administrative Agent for the Secured Parties (in such capacity, “Administrative Agent”).

WHEREAS, at the time of the execution hereof, Borrower, the Lenders, and Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of February 15, 2017 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates the Existing Credit Agreement.

WHEREAS, in connection with the Existing Credit Agreement, certain Debtors have previously entered into (i) that certain Security Agreement, dated as of December 19, 2002, (ii) that certain Security Agreement, dated as of February 5, 2003, (iii) each of those certain Security Agreements, dated as of June 6, 2006, and (iv) that certain Security Agreement (Membership Pledge), dated as of June 6, 2006, each in favor of the Administrative Agent (such agreements, together with all amendments and restatements from time to time prior to the date hereof, collectively, the “Existing Security Agreements”).

WHEREAS, Borrower and each other Debtor are members of the same affiliated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the other Debtors, and each of the Debtors will derive direct and indirect economic benefit from the Loans and other financial accommodations under the Credit Agreement and other Loan Documents and financial accommodations under Secured Swap Agreements and agreements with respect to Cash Management Services.

WHEREAS, it is the intention of the parties hereto that this Agreement continue and/or create a first priority security interest in property of the Debtors in favor of the Administrative Agent for the benefit of the Secured Parties securing the payment and performance of the Secured Obligations.

WHEREAS, each Debtor desires to amend the Existing Security Agreements to reflect the foregoing, to grant or confirm the grant of a security interest in the Collateral (as hereinafter defined) of such Debtor, and, for purposes of clarity and ease of administration, to do so by means of this Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Parties to (a) make and/or continue to make Loans and other extensions of credit under the Credit Agreement and to extend and/or continue to extend credit and other financial accommodations under the Loan Documents, and (b) make and/or continue to make financial accommodations under Secured Swap Agreements and agreements with respect to Cash Management

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Services, each Debtor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows, and agrees that the Existing Security Agreements shall be amended, restated and consolidated in their entirety to read as follows:

ARTICLE I

DEFINITIONS

1.1    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account” means any “account” (as such term is defined in Section 9.102(a)(2) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, any right of a Debtor to payment of a monetary obligation, whether or not earned by performance, for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for services rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.

“Account Debtor” means an “account debtor” (as such term is defined in Section 9.102(a)(3) of the UCC) and, in any event, shall include, without limitation, any Person who is or who may become obligated to a Debtor under, with respect to, or on account of an Account.

“Acquisition Rights” means all right, title, and interest of each Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to each warrant, option, instrument, subscription right, redemption right and other right (including any instrument or right convertible into an Equity Interest) to acquire or sell any Equity Interest in any Person.

“Chattel Paper” means “chattel paper” (as such term is defined in Section 9.102(a)(11) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. “Chattel Paper” includes Electronic Chattel Paper and Tangible Chattel Paper, whether now owned or hereafter acquired by such Debtor.

“Collateral” means, collectively, all right, title and interest of each Debtor in and to all personal property of such Debtor, whether now owned or hereafter acquired, including all right, title and interest of each Debtor in and to the following property, whether now owned or hereafter acquired: Accounts, Chattel Paper, Commercial Tort Claims, including but not limited to the specific Commercial Tort Claims listed on Schedule 8, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Pledged Equity Interests, Securities, Securities Accounts, Security Entitlements, Software, Supporting Obligations, Collateral Records and all Proceeds of the foregoing, in each case, wherever located and whether presently existing or hereafter created or acquired, and any accessories thereto, substitutions therefor or replacements thereof; provided, however, notwithstanding anything to the contrary herein, the Collateral shall not include any Excluded Property. With respect to Intellectual Property, the Collateral further includes all applications and registrations related thereto and any reissues, renewals, continuations, continuations-in-part, divisions, substitutions or extensions thereof, all goodwill associated with and symbolized by any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, the right to sue for past, present, and future infringements, dilution or breach of any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout the world, in each case, whether now owned or hereafter acquired or whether now known or subsequently developed by or for a Debtor.

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“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Tort Claims” means any “commercial tort claim” (as such term is defined in Section 9.102(a)(13) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, any claim now owned or hereafter acquired by a Debtor, arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Commodity Account” means any “commodity account” (as such term is defined in Section 9.102(a)(14) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include an account maintained by a Commodity Intermediary in which a Commodity Contract is carried for such Debtor.

“Commodity Contract” means any “commodity contract” (as such term is defined in Section 9.102(a)(15) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include a commodity futures contract, an option on a commodity futures contract, a commodity option, or another contract if the contract or option is: (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to federal commodities laws; or (b) traded on a foreign commodity board of trade, exchange, or market and is carried on the books of a Commodity Intermediary for a Debtor.

“Commodity Intermediary” means (a) a Person that is registered as a futures commission merchant under the federal commodities laws or (b) a Person that in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

“Deposit Account” means any “deposit account” (as such term is defined in Section 9.102(a)(29) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a demand, time, savings, passbook, or similar account maintained at a bank (as defined in the UCC).

“Document” means any “document” (as such term is defined in Section 9.102(a)(30) of the UCC), whether now owned or hereafter acquired by a Debtor, including, without limitation, a document of title, bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods.

“Electronic Chattel Paper” means any “electronic chattel paper” (as such term is defined in Section 9.102(a)(31) of the UCC), whether now owned or hereafter acquired by a Debtor.

“Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8.501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

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“Equipment ” means any “equipment” (as such term is defined in Section 9.102(a)(33) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, all Goods other than Inventory or consumer goods, and all improvements, accessions or appurtenances thereto.

“Excluded Equity Interests” means that portion of Equity Interests of any First Tier Foreign Subsidiary in excess of 65% of the total outstanding voting Equity Interests of such First Tier Foreign Subsidiary or any of the outstanding Equity Interests of any Subsidiary of such First Tier Foreign Subsidiary solely to the extent hypothecating more than 65% of the total outstanding Equity Interests of such First Tier Foreign Subsidiary would result in material adverse tax consequences.

“Excluded Property” means, collectively, each Debtor’s rights or interests in:

(a)    Excluded Equity Interests; and

(b)    any rights or interest in any contract, lease, permit, license, charter or license agreement covering any property of any Debtor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein (i) is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement, (ii) shall give any other party to such contract, lease, permit, license, charter or license agreement (other than a Loan Party) the right to terminate such contract, lease, permit, license, charter or license agreement, or (iii) would constitute or result in a breach or termination pursuant to the terms of, a default, a right of recoupment, or other remedy under any such contract, lease, permit, license, charter or license agreement, and, in the case of any of clauses (i) through (iii) above, such prohibition or restriction has not been waived or the consent of the applicable Governmental Authority or the other party to such contract, lease, permit, license, charter or license agreement has not been obtained; provided, that, the foregoing exclusions in this clause (b) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9.406, 9.407, 9.408, or 9.409 of the UCC or other applicable law, (y) to apply to the extent that any consent or waiver has been obtained that would permit the security interest or Lien notwithstanding the prohibition or restriction or (z) to limit, impair or otherwise affect the Administrative Agent’s and the other Secured Parties’ continuing security interests in and Liens upon any rights or interests of any Debtor to monies due or to become due any such contract, lease, permit, license, charter or license agreement;

provided, however, the exclusions in the foregoing clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect the Secured Parties’ continuing security interests in and Liens upon any Proceeds of Excluded Property, unless such Proceeds would constitute Excluded Property.

“Financial Asset” means any “financial asset” (as such term is defined in Section 8.102(a)(9) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment, or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Chapter 8 of the UCC. As the context requires, “Financial Asset” means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security, or a Security Entitlement.

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“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Loan Party.

“Fixtures” means any “fixture” (as such term is defined in Section 9.102(a)(41) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, goods that have become so related to particular real property that an interest in them arises under the real property law of the state in which the real property is situated.

“General Intangibles” means any “general intangible” (as such term is defined in Section 9.102(a)(42) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, all personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-Of-Credit Rights, Letters of Credit (as defined in the UCC), Money, and oil, gas, or other minerals before extraction.

“Goods” means any “goods” (as such term is defined in Section 9.102(a)(44) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, all things that are movable when a security interest attaches.

“Instrument” means any “instrument” (as such term is defined in Section 9.102(a)(47) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment, in each case, whether now owned or hereafter acquired.

“Intellectual Property” means all domestic and foreign (a) internet domains and URLs; (b) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans; (c) patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications, industrial design registrations and inventors’ certificates, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, re-examinations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (d) copyrights (whether or not registered and including all derivative works, moral rights, renewals, extensions, reversions and restorations associated with such copyrights, now or hereafter provided by applicable law), copyright registrations, copyright applications, copyright renewals, original works of authorship fixed in any tangible medium of expression or fixation, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, research and development information, technical or other data or information, techniques, customer and vendor lists, unpatented inventions, designs, drawings, procedures, processes, models, materials, methods, developments, formulations, manuals and systems, whether or not patentable or copyrightable and whether or not such has actual or potential commercial value and are not available in the public domain; and (f) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

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“Inventory” means any “inventory” (as such term is defined in Section 9.102(a)(48) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person, in each case, whether now owned or hereafter acquired by a Debtor.

“Investment Property” means any “investment property” (as such term is defined in Section 9.102(a)(49) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a Security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract, or Commodity Account, in each case, whether now owned or hereafter acquired by any Debtor.

“Letter-of-Credit Right” means any “letter-of-credit right” (as such term is defined in Section 9.102(a)(51) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, (a) a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and (b) the right of a beneficiary to demand payment or performance under a letter of credit, in each case, whether now owned or hereafter acquired by such Debtor.

“Marks” means all registered and unregistered trademarks, service marks, domain names and trade names now or hereafter used by a Debtor.

“Money” means “money”, as defined in the UCC.

“Payment Intangible” means any “payment intangible” (as such term is defined in Section 9.102(a)(62) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Permitted Liens” means Liens permitted by Section 9.03 of the Credit Agreement.

“Pledged Equity Interests” means all Acquisition Rights, Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests; provided, however, notwithstanding anything herein to the contrary, the term “Pledged Equity Interests” shall not include the Excluded Equity Interests.

“Pledged LLC Interests” means, with respect to each Debtor, all interests of such Debtor in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of such Debtor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided, however, notwithstanding anything herein to the contrary, the term “Pledged LLC Interests” shall not include the Excluded Equity Interests.

“Pledged Partnership Interests” means, with respect to each Debtor, all interests of such Debtor in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of such Debtor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to

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such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided, however, notwithstanding anything herein to the contrary, the term “Pledged Partnership Interests” shall not include the Excluded Equity Interests.

“Pledged Stock” means, with respect to each Debtor, all shares of capital stock owned by such Debtor and the certificates, if any, representing such shares and any interest of such Debtor on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided, however, notwithstanding anything herein to the contrary, the term “Pledged Stock” shall not include the Excluded Equity Interests.

“Pledged Trust Interests” means, with respect to each Debtor, all interests of such Debtor in a business trust or other trust and the certificates, if any, representing such trust interests and any interest of such Debtor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” means any “proceeds” (as such term is defined in Section 9.102(a)(65) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, (a) whatever is acquired upon the sale, lease, license, exchange, collection, or other disposition of the Collateral (including any and all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letters of Credit (as defined in the UCC), Letter-of-Credit Rights, Money, Collateral Records, Supporting Obligations, and other tangible or intangible property resulting therefrom), (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) proceeds of insurance, including insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (g) all proceeds of any such proceeds.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Release Date” means the last to occur of the dates upon which Liens securing the Secured Obligations may be released pursuant to Section 12.18(a) of the Credit Agreement.

“Securities Account” means all right, title, and interest of each Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

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“Securities Intermediary” means (a) a clearing corporation, or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Security” means any “security” (as such term is defined in Section 8.102(a)(15) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Chapter 8 of the UCC.

“Security Entitlement” means a “security entitlement” (as such term is defined in Section 8.102(a)(17)), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, the rights and property interests as and of an Entitlement Holder with respect to a Financial Asset.

“Software” means “software” (as such term is defined in Section 9.102(a)(76) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a computer program and any supporting information provided in connection with a transaction relating to the program.

“Supporting Obligation” means a “supporting obligation” (as such term is defined in Section 9.102(a)(78) of the UCC), whether now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Tangible Chattel Paper” means any “tangible chattel paper” (as such term is defined in Section 9.102(a)(79) of the UCC), whether now owned or hereafter acquired by a Debtor.

“UCC ” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

1.3    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, certificate, Organizational Document or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the

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words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and “until” means “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1    Security Interest. As security for the payment and performance of the Secured Obligations, each Debtor hereby pledges, assigns and grants to Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in the entire right, title and interest of such Debtor in and to all Collateral of such Debtor, whether now or hereafter existing, owned arising or acquired; provided, the foregoing shall not include the Excluded Property.

2.2    Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable with respect to all Collateral, (b) the exercise by Administrative Agent or any other Secured Party of any of such Person’s rights hereunder shall not release any Debtor from any of its duties or obligations with respect to or under any Collateral or under this Agreement, and (c) neither Administrative Agent nor any other Secured Party shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of a Debtor thereunder or to take any action to collect or enforce any claim for payment assigned or in which a security interest is granted hereunder.

2.3    Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that indicate the Collateral as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the UCC. Each Debtor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file this Agreement, any other document of similar import signed by such Debtor (including without limitation a short form of security agreement satisfactory to Administrative Agent and such Debtor), or a true and correct copy thereof in the United States Patent and Trademark Office, the United States Copyright Office or any other office of a Governmental Authority. Each Debtor agrees to furnish any such information to Administrative Agent promptly upon request.

2.4    Limitation on Liability. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or agreements with respect to Cash Management Services, the obligations of each Debtor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties – All Debtors. Each Debtor represents and warrants to Administrative Agent and each other Secured Party with respect to itself and the Collateral owned by it that:

(a)    This Agreement and the grant of the security interest in the Collateral pursuant to this Agreement create a valid first priority security interest in the Collateral in favor of Administrative Agent for the benefit of Secured Parties, securing the payment and performance of the Secured Obligations. Upon (i) the filing of UCC-1 financing statements for such Debtor in the appropriate filing offices listed on Schedule 4, (ii) the granting of control (as defined in the UCC) to Administrative Agent, (iii) the delivery to and continuing possession by Administrative Agent of all certificates evidencing the Pledged Equity Interests, and (iv) the filing of an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, as appropriate for the item and type of Collateral in question, the security interest in the Collateral granted pursuant to this Agreement shall constitute a valid, first priority, perfected security interest in such Collateral (subject (A) in the case of Collateral other than Pledged Equity Interests, to Permitted Liens, and (B) in the case of Pledged Equity Interests, to Liens arising under the Loan Documents and Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Debtor in accordance with GAAP) to the extent such security interests can be perfected by taking the actions described in the foregoing clauses (i) through (iv), and all filings and other actions necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon such Debtor obtaining rights in Collateral after the date hereof).

(b)    The execution, delivery and performance by such Debtor of this Agreement and each other Loan Document to which it is a party are within such Debtor’s organizational powers and have been duly authorized by all necessary organizational action and, if required, action by equity holders. Each Loan Document to which such Debtor is a party has been duly executed and delivered by such Debtor and constitutes a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    The execution, delivery and performance by such Debtor of this Agreement and each other Loan Document to which it is a party (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate (A) any Governmental Requirement applicable to such Debtor or (B) the Organizational Documents of such Debtor or any Subsidiary of such Debtor, (iii) will not violate or result in a default under any indenture, note, credit agreement or other similar instrument binding upon such Debtor or the assets of such Debtor, or give rise to a right thereunder to require any payment to be made by such Debtor, and (iv) will not result in the creation or imposition of any Lien on any property of such Debtor or any Subsidiary of such Debtor (other than the Liens created by the Loan Documents).

(d)    Such Debtor has good record and marketable title to the Collateral free and clear of all Liens, except for Permitted Liens. Such Debtor has not granted a security interest in or Lien on or made an assignment of any of the Collateral (except for the security interest and Lien granted by this Agreement and Permitted Liens). Such Debtor has neither entered into nor is it or any of its property subject to any agreement limiting the ability of such Debtor to grant a Lien in any of the Collateral, or the ability of such Debtor to agree to grant or not grant a Lien in any of the Collateral. None of the Collateral is consigned goods, subject to any agreement of

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repurchase, or subject to any dispute, defense, or counterclaim. No effective financing statement or other similar effective document used to perfect and preserve a security interest or other Lien under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) pursuant to this Agreement or another Loan Document, or (ii) relating to Permitted Liens. Such Debtor has not sold any interest in any of its Accounts, Chattel Paper, promissory notes, Payment Intangibles, or consigned any of its Goods or been a party to any securitization of any of its property. No control agreement in favor of anyone other than Administrative Agent exists with respect to any Collateral

(e)    Schedule 1 is a complete and correct list of each Deposit Account, Securities Account or Commodity Account maintained by or in which such Debtor has any interest, including: (i) for each Deposit Account, the bank in which such account is maintained and ABA number of such bank, the account number, and account type; (ii) for each Securities Account, the complete name and identification number of the account, the jurisdiction the law of which governs such account, and the name and street address of the Securities Intermediary maintaining such account; and (iii) for each Commodity Account, the complete name and identification number of the account, the jurisdiction the law of which governs such account, and the name and street address of the Commodity Intermediary maintaining such account.

(f)    Schedule 2 sets forth a complete and accurate list of the Intellectual Property owned by such Debtor that is registered with, or subject to an application for registration with, the United States Patent and Trademark Office, the United States Copyright Office, or any state trademark offices or other foreign offices or agencies, as applicable.

(g)    Schedule 3 sets forth a complete and accurate list of all Instruments, Securities and other Investment Property owned by such Debtor. Such Debtor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Schedule 3 as being owned by it, free and clear of any Liens, except for Permitted Liens. All Pledged Equity Interests have been duly and validly issued and are fully paid and non-assessable. All Pledged Equity Interests that are certificated have been delivered and pledged to Administrative Agent duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge to be held as pledged collateral. Except with respect to partnership or limited liability company interests of issuers the Organizational Documents of which do not provide that any interest in such issuer is a security governed by Chapter 8 of the UCC, there is no Pledged Equity Interest other than Pledged Equity Interests represented by certificated securities in the possession of Administrative Agent. Except as set forth on Schedule 3, the Organizational Documents of each issuer which is a partnership or limited liability company do not provide that any interest in such issuer is a security governed by Chapter 8 of the UCC, and no Equity Interest of such issuer is evidenced by a certificate or other instrument.

(h)    Schedule 5 sets forth such Debtor’s mailing address, the location of its chief executive office, and each location where such Debtor maintains any Collateral or any books and records relating to any Collateral, including, for each such location, whether such location is owned or leased by such Debtor. Such Debtor does not conduct business at any location other than those set forth in Schedule 5.

(i)    Except as listed on Schedule 6, such Debtor has not changed its identity or type of entity in any way within the past five years.

(j)    Such Debtor’s Federal employer identification number and state organizational identification number are listed on Schedule 7.

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3.2    Representations and Warranties – Subsidiaries. Each Debtor (other than Borrower) represents and warrants to Administrative Agent and each other Secured Party with respect to itself and its Collateral that this Agreement may reasonably be expected to benefit, directly or indirectly, such Debtor, and the board of directors of such Debtor, the requisite number of its partners, the requisite number of its members or the requisite number of the appropriate governance body or equity holders, as appropriate, have determined that this Agreement may reasonably be expected to benefit, directly or indirectly, such Debtor. Such Debtor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Secured Obligations; provided, however, such Debtor is not relying on such financial condition or collateral as an inducement to enter into this Agreement.

3.3    Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each other Secured Party, regardless of any investigation made by Administrative Agent or any other Secured Party or on their behalf and notwithstanding that Administrative Agent or any other Secured Party may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and survive the Release Date.

ARTICLE IV

COVENANTS

Until the Release Date, each Debtor covenants and agrees with Administrative Agent, for the benefit of the Secured Parties, as follows:

4.1    Further Assurances. At any time and from time to time, upon the request of Administrative Agent, and at the sole expense of such Debtor, such Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Administrative Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the execution and filing of such financing statements as Administrative Agent may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Such Debtor shall promptly endorse and deliver to Administrative Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

4.2    Financing Statements and Other Actions; Defense of Title. Such Debtor will execute and deliver to Administrative Agent all financing statements, continuations, recordations, statements, amendments and other documents and take such other actions as may from time to time be requested by Administrative Agent in order to maintain a first perfected security interest in and, in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights, and Electronic Chattel Paper, control (within the meaning of the UCC) of, the Collateral. Such Debtor will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.3    Disposition of Collateral. Such Debtor will not sell, lease, license or otherwise dispose of the Collateral, except as specifically permitted by Section 9.08 of the Credit Agreement.

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4.4    Liens. Such Debtor will not create, incur, or suffer to exist any Lien on the Collateral except Permitted Liens.

4.5    Change in Location, Jurisdiction of Organization or Name. Such Debtor will not (i) keep any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory sold in the ordinary course of business or Equipment used in the ordinary course of business) at a location other than a location specified in Schedule 5, (ii) maintain records relating to the Receivables at a location other than at the location specified on Schedule 5, (iii) maintain a place of business at a location other than a location specified on Schedule 5, (iv) change its name or taxpayer identification number, (v) change its mailing address, or (vi) change its jurisdiction of organization, in each case, unless such Debtor shall have given Administrative Agent not less than 30 days’ prior written notice thereof and taken such actions as Administrative Agent may reasonably require with respect to such change.

4.6    Accounts and other Receivables.

(a)    Such Debtor will hold and preserve its Records concerning its Accounts and the originals of all Chattel Paper and Instruments in a commercially reasonable manner and will permit representatives of Administrative Agent or any Lender to visit and inspect its properties and make abstracts from and copies of such Records and Chattel Paper and Instruments in accordance with Section 8.08 of the Credit Agreement.

(b)    Except as otherwise provided in this Section 4.6, such Debtor shall continue to collect, in accordance with commercially reasonable procedures and at its own expense, all amounts due or to become due to such Debtor under its Accounts, Chattel Paper, and Instruments. In connection with such collections, such Debtor may take (and, at Administrative Agent’s direction, shall take) such action as such Debtor or Administrative Agent may deem reasonably necessary or advisable to enforce collection of such Debtor’s Accounts, Chattel Paper, and Instruments; provided, however, that Administrative Agent shall have the right, if an Event of Default exists, without notice to any Debtor, to notify the Account Debtors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment to Administrative Agent of such Accounts, Chattel Paper, and Instruments, to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to Administrative Agent and, at the expense of such Debtor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done or as Administrative Agent reasonably deems appropriate.

(c)    If any Event of Default exists, all amounts and proceeds (including Instruments) received by such Debtor in respect of any Receivable shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds and property of such Debtor and shall be forthwith paid or delivered over to Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement and the other Loan Documents.

(d)    Such Debtor will not adjust, settle, or compromise the amount or payment of any Receivable, release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.

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4.7    Inventory and Equipment. Such Debtor will do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in good repair and working and saleable condition.

4.8    Insurance. Such Debtor will maintain insurance on the Collateral for the benefit of Administrative Agent in accordance with the Credit Agreement.

TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE (IF ANY DEBTOR IS A “DEBTOR” AS DEFINED IN SUCH SECTION): (A) SUCH DEBTOR IS REQUIRED TO: (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT ADMINISTRATIVE AGENT AND THE LOAN DOCUMENTS SPECIFY; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY OR POLICIES IN THE EVENT OF A LOSS; (B) SUCH DEBTOR MUST, IF REQUIRED BY ADMINISTRATIVE AGENT OR THE LOAN DOCUMENTS, DELIVER TO ADMINISTRATIVE AGENT A COPY OF EACH POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF SUCH DEBTOR FAILS TO MEET ANY REQUIREMENT LISTED IS CLAUSES (A) OR (B), ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF SUCH DEBTOR AT SUCH DEBTOR’S EXPENSE.

4.9    Instruments, Chattel Paper, and Documents.

(a)    Such Debtor will (i) deliver to Administrative Agent all Tangible Chattel Paper and all Collateral evidenced by a promissory note or other Instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent, and (ii) upon Administrative Agent’s request, deliver to Administrative Agent (and thereafter hold in trust for Administrative Agent upon receipt and immediately deliver to Administrative Agent) any Document evidencing or constituting Collateral.

(b)    Such Debtor shall take all actions reasonably necessary to establish in Administrative Agent control (as that term is defined in the UCC) of all Electronic Chattel Paper.

4.10    Delivery of Security and Instrument Collateral. All certificates, if any, constituting or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed stock powers or instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. If an Event of Default exists, Administrative Agent has the right without notice to any Debtor to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of such Collateral. In addition, Administrative Agent has the right, if Administrative Agent reasonably determines that the exercise of such right is necessary to protect its rights, at any time to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations.

4.11    Equity Interests; Dilution of Ownership. Such Debtor will not, and will not permit any Person to, revise, modify, amend or restate the Organizational Documents of any issuer of Pledged Equity Interests in a manner that adversely affects the security interest of Administrative Agent therein (except as permitted by the Loan Documents), or terminate, cancel, or dissolve any such Person (except as permitted by the Loan Documents). As to any Pledged Equity Interests, such Debtor will not consent to or approve

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of the issuance of (a) any additional shares or units of any class of Equity Interests of such issuer (unless, promptly upon issuance, additional Equity Interests are pledged and delivered to Administrative Agent pursuant to the terms hereof to the extent necessary to give Administrative Agent a security interest after such issuance in at least the same percentage of such issuer’s outstanding Equity Interests as Administrative Agent had before such issuance), (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any Equity Interests, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any Equity Interests.

4.12    Waiver. To the extent not prohibited by applicable laws, such Debtor agrees that any provision of any Organizational Document of any issuer of Collateral, any applicable law, any certificate or instrument evidencing Collateral, or any other governance document that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any Equity Interest of such issuer or any other Collateral, (b) any transfer of any Equity Interest of such issuer or any other Collateral, (c) any change in management or control of such issuer or any other Collateral, (d) the admission of any transferee of any Collateral as a shareholder, member, partner or other equity holder of the issuer of such Collateral, or (e) any other exercise by Administrative Agent or any other Secured Party of any rights pursuant to this Agreement, any other Loan Document or law, in each case shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by such Debtor, (iii) the foreclosure or other realization upon any interest in any Collateral, or (iv) the exercise of rights with respect to such Collateral, including the right to participate in the management of such issuer. Furthermore, to the extent not prohibited by applicable laws, such Debtor will not permit any amendment to or restatement of any Organizational Document or any other governance document or enter into or permit to exist any agreement that in any manner adversely affects Administrative Agent’s ability to foreclose on any Collateral or which conflicts with the provisions of this Section 4.12.

4.13    Restrictions on Securities. No issuer of any Pledged Equity Interests which is either a partnership or limited liability company shall amend or restate its Organizational Documents (if its Organizational Documents do not provide that any Equity Interest in such issuer is a security governed by Chapter 8 of the UCC or that any Equity Interest in such issuer is evidenced by a certificate or other instrument) to provide that any Equity Interest in such issuer is a security governed by Chapter 8 of the UCC or permit any Equity Interest in such issuer to be evidenced by a certificate or other instrument. No certificate or other instrument evidencing or constituting any Pledged Equity Interest shall contain any restriction on transfer or other legend not reasonably acceptable to Administrative Agent. With respect to each certificate that contains any such legend that is not reasonably acceptable to Administrative Agent, such Debtor shall cause the issuer of each such certificate to issue one or more certificates in a form reasonably acceptable to Administrative Agent

4.14    Rights to Dividends and Distributions. With respect to any certificates, bonds, or other Instruments or Securities constituting a part of the Collateral, Administrative Agent shall have authority, if an Event of Default exists, without notice to such Debtor, either to have the same registered in Administrative Agent’s name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends and distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If such Debtor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, such Debtor agrees to accept the same as Administrative Agent’s agent and to hold the same in trust on behalf of and for the benefit of Administrative Agent, and to deliver the same

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immediately to Administrative Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Administrative Agent, subject to the terms hereof, as Collateral. Unless an Event of Default exists or will result therefrom and subject to the other Loan Documents, such Debtor shall be entitled to receive all cash dividends and distributions not representing a return of capital or liquidating dividend paid or distributed with respect to the Securities, other than dividends or distributions or interests payable in Securities of the issuer of such Securities (which, if evidenced by certificated securities, shall be delivered to Administrative Agent as set forth in the immediately preceding sentence, whether or not an Event of Default exists). Administrative Agent shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof, which shall be paid to Administrative Agent to be held by it as additional collateral security for and application to the Secured Obligations as provided in the Loan Documents. All dividends, distributions and Proceeds paid or distributed in respect of the Collateral which are received by such Debtor in violation of this Agreement shall, until paid or delivered to Administrative Agent, be held by such Debtor in trust as additional Collateral for the Secured Obligations.

4.15    Right of Administrative Agent to Notify Issuers. If an Event of Default exists and at such other times as Administrative Agent is entitled to receive dividends, distributions and other property in respect of or consisting of any Collateral which is or represents a Security or an Equity Interest, Administrative Agent may notify issuers of such Security or Equity Interest to make payments of all dividends and distributions directly to Administrative Agent and Administrative Agent may take control of all Proceeds of any Securities and Equity Interests. Until Administrative Agent elects to exercise such rights, such Debtor, as agent of Administrative Agent, shall collect, segregate and hold in trust all dividends and other amounts paid or distributed with respect to Securities and Equity Interests.

4.16    Deposit Accounts, Securities Accounts and Commodity Accounts. Such Debtor shall not establish or maintain any Deposit Account, Securities Account or Commodity Account not listed on Schedule 1 unless prior to the establishment of such new Deposit Account, Securities Account, or Commodity Account, as applicable, such Debtor (i) delivers to Administrative Agent notice thereof and executes and delivers to Administrative Agent assignments of, and control agreements with respect to, such new Deposit Account, Securities Account, or Commodity Account, as applicable, in such form as Administrative Agent may reasonably request, (ii) causes the bank, Securities Intermediary or Commodity Intermediary, as appropriate, in which such account is or will be maintained, to deliver to Administrative Agent acknowledgments of the assignment of, and control agreements with respect to, such account, in form and substance reasonably satisfactory to Administrative Agent, and (iii) takes all actions necessary to establish in Administrative Agent control (as that term is defined in the UCC) with respect to such Deposit Account, Securities Account, or Commodity Account. No Debtor shall obtain or maintain any interest in any Security Entitlement other than Security Entitlements held in and subject to a Securities Account described in Schedule 1 or with respect to which such Debtor has complied with this Section 4.16. No Debtor shall obtain or maintain any interest in any Commodity Contract other than Commodity Contracts held in and subject to a Commodity Account described in Schedule 1 or with respect to which such Debtor has complied with this Section 4.16.

4.17    Mortgagee’s and Landlord Waivers. Upon the request of Administrative Agent, such Debtor shall use its best efforts to cause each mortgagee of real property owned by such Debtor and each landlord of real property leased by such Debtor to execute and deliver instruments satisfactory in form and substance to Administrative Agent by which such mortgagee or landlord waives their rights, if any, in the Collateral.

4.18    Commercial Tort Claims. If such Debtor at any time holds or acquires a Commercial Tort Claim, such Debtor shall immediately notify Administrative Agent in writing of the details thereof and grant to Administrative Agent in writing a security interest therein or Lien thereon and in the Proceeds thereof, in form and substance satisfactory to Administrative Agent.

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4.19    Letters-of-Credit Rights. If such Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify Administrative Agent thereof in writing and, at Administrative Agent’s request, such Debtor shall, pursuant to an agreement in form and substance satisfactory to Administrative Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Administrative Agent of the proceeds of any drawing under the letter of credit or (b) arrange for Administrative Agent to become the transferee beneficiary of the letter of credit, with Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.

4.20    Intellectual Property.

(a)    Such Debtor shall ensure that an acknowledgment (approved in form and substance by Administrative Agent) containing a description of all Collateral consisting of Intellectual Property has been received by and recorded with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, shall take such other actions as may be required pursuant to the laws of any other applicable jurisdiction to protect the validity of and to establish a legal, valid, and perfected security interest in favor of Administrative Agent in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording, or registration in the United States and its territories and possessions, or in such other jurisdictions as may be required by Administrative Agent, such that no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of Intellectual Property (or registration or application for registration thereof) acquired or developed after the date hereof).

(b)    Such Debtor will promptly notify Administrative Agent in writing of the occurrence of any development, financial or otherwise, which might materially and adversely affect the Intellectual Property included in the Collateral.

(c)    Such Debtor shall: (i) diligently prosecute any patent, copyright or trademark application at any time pending, which is necessary for the conduct of its business; (ii) make application on all new patents, copyrights and trademarks as it may reasonably deem appropriate; (iii) preserve and maintain all rights in all Intellectual Property and that are necessary for the conduct of such Debtor’s businesses; and (iv) use its best efforts to obtain any consents, waivers, or agreements necessary to enable Administrative Agent to exercise its remedies with respect to Intellectual Property that constitutes Collateral.

(d)    Such Debtor shall not abandon any pending patent, copyright or trademark application, or patent, copyright or trademark, or any other Intellectual Property that is necessary for the conduct of its business without the prior written consent of Administrative Agent. Such Debtor shall not, without the prior consent of Administrative Agent, amend or otherwise modify any pending application or registration contained in or covering the Collateral, to the extent such amendment or modification would impair the Liens of Administrative Agent in the Collateral.

4.21    Administrative Agent Appointed Attorney-in-Fact. Such Debtor hereby irrevocably appoints Administrative Agent such Debtor’s attorney-in-fact (exercisable if an Event of Default exists), with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, to take any action and to execute any instrument which Administrative Agent may deem necessary or

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advisable to accomplish the purposes of this Agreement, including, without limitation (provided, Administrative Agent shall not have any duty to take any such action or execute any instrument):

(a)    to obtain and adjust insurance required to be paid to Administrative Agent pursuant to Section 4.8;

(b)    to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(c)    to receive, indorse, and collect any drafts or other Instruments, Documents, and Chattel Paper in connection therewith; and

(d)    to file any claims or take any action or institute any proceedings which Administrative Agent may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Administrative Agent with respect to any of the Collateral.

SUCH DEBTOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE AGENT SUCH DEBTOR’S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES INCLUDED IN COLLATERAL AND APPOINTS ADMINISTRATIVE AGENT SUCH DEBTOR’S ATTORNEY-IN-FACT (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO PERFORM ALL OBLIGATIONS OF SUCH DEBTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE AGENT’S AND EACH OTHER SECURED PARTY’S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE BEFORE THE RELEASE DATE.

ARTICLE V

RIGHTS AND POWERS OF ADMINISTRATIVE AGENT

5.1    Remedies. If an Event of Default exists:

(a)    Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Secured Party pursuant to any applicable laws, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may require each Debtor to, and each Debtor will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties for public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as Administrative Agent may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, 10 days’ notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b)    All cash proceeds received by Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in the Credit Agreement.

(c)    All payments received by each Debtor under or in connection with any Collateral shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of such Debtor, and shall be forthwith paid or delivered over to Administrative Agent in the same form as so received (with any necessary endorsement).

(d)    Because of the Securities Act of 1933, as amended (the “Securities Act”), and other laws, including without limitation state “blue sky” laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Administrative Agent in any attempts to dispose of the Collateral and Administrative Agent’s enforcement of its rights under this Agreement. For these reasons, Administrative Agent is authorized by each Debtor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act or any other applicable law. Administrative Agent is also hereby authorized by each Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Agent may deem required or appropriate under the Securities Act or other securities laws or other laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Each Debtor understands that Administrative Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if the same were registered and/or sold in the open market. No sale so made in good faith by Administrative Agent shall be deemed to be not “commercially reasonable” because so made. Each Debtor agrees that if an Event of Default exists and Administrative Agent sells the Collateral or any portion thereof at any private sale or sales, Administrative Agent shall have the right to rely upon the advice and opinion of appraisers and other Persons duly qualified to render such advice and opinion, which appraisers and other Persons are acceptable to Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud or gross negligence, such reliance shall be conclusive evidence that Administrative Agent and the other Secured Parties handled such matter in a commercially reasonable manner under applicable law.

(e)    After notice to any Debtor, Administrative Agent and such Persons as Administrative Agent may designate shall have the right, at Debtors’ own cost and expense, to verify under reasonable procedures the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(f)    For purposes of enabling Administrative Agent to exercise rights and remedies under this Agreement, each Debtor grants to Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Debtor or any other Person; provided, that if the license granted to Administrative Agent is a sublicense, each Debtor shall be solely responsible for, and indemnify Administrative Agent and each other Secured Party against, any royalty or other compensation payable to such Debtor’s licensor or other Person) to use all of such Debtor’s Software, and including in such license reasonable access to all media in

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 19

which any of the licensed items may be recorded and all related manuals. The use of such license by Administrative Agent shall be exercised, at the option of Administrative Agent, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Administrative Agent in accordance herewith shall be binding upon such Debtor notwithstanding any subsequent cure or waiver of an Event of Default.

(g)    For the purpose of enabling Administrative Agent to exercise rights and remedies under this Agreement, each Debtor grants (to the extent not otherwise prohibited by a license with respect thereto) to Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Debtor or any other Person; provided, that if the license granted to Administrative Agent is a sublicense, such Debtor shall be solely responsible for, and indemnify Administrative Agent and the other Secured Parties against, any royalty or other compensation payable to such Debtor’s licensor or other Person) to use, license, or sub-license any of the Collateral consisting of Intellectual Property wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof. In connection therewith, each Debtor shall execute and deliver a license agreement to Administrative Agent to evidence the grant of such license. The use of such license by Administrative Agent shall be exercised, at the option of Administrative Agent, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Administrative Agent in accordance herewith shall be binding upon each Debtor notwithstanding any subsequent cure or waiver of an Event of Default

5.2    Appointment of Receiver or Trustee. In connection with the exercise of Administrative Agent’s rights under this Agreement or any other Loan Document, Administrative Agent may, if an Event of Default exists, obtain the appointment of a receiver or trustee to assume, upon receipt of any necessary judicial or other Governmental Authority consents or approvals, control or ownership of any Collateral. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Administrative Agent under this Agreement or any other Loan Document. Upon the appointment of such trustee or receiver, each Debtor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer, control or assignment of such Collateral to the receiver or trustee. To the extent required by applicable law, Administrative Agent shall provide to each Debtor notice of the request for or appointment of such receiver or trustee.

5.3    Further Approvals Required.

(a)    In connection with the exercise by Administrative Agent of rights under this Agreement that affects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. Each Debtor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by applicable law) Administrative Agent as its attorney-in-fact (exercisable if an Event of Default exists), to execute, deliver, and file on such Debtor’s behalf and in such Debtor’s name all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Administrative Agent’s reasonable opinion, to obtain such consents or approvals. Each Debtor shall use commercially reasonable efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements regardless of whether a Default or Event of Default exists.

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 20

(b)    Each Debtor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 5.3 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.3 may be specifically enforced.

5.4    Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Administrative Agent are insufficient to pay all Secured Obligations and any other amounts to which Administrative Agent and the other Secured Parties are legally entitled, Debtors shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the Credit Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Administrative Agent to collect such deficiency.

5.5    Cumulative Rights. All rights of Administrative Agent and each other Secured Party under the Loan Documents, the Secured Swap Agreements and the agreements related to Cash Management Services are cumulative of each other and of every other right which Administrative Agent and each other Secured Party may otherwise have at law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

5.6    Obligations Not Affected. To the fullest extent not prohibited by applicable law, the obligations of each Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)    any amendment, addition, or supplement to, or restatement of any Loan Document, Secured Swap Agreement, agreement related to Cash Management Services or any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)    any exercise, non-exercise, or waiver by Administrative Agent or any other Secured Party of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement, any other Loan Document, any Secured Swap Agreement or any agreement related to Cash Management Services;

(c)    any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement, any other Loan Document, any Secured Swap Agreement or any agreement related to Cash Management Services or any assignment or transfer of any thereof;

(d)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Loan Party or any other Person, whether or not any Debtor shall have notice or knowledge of any of the foregoing; or

(e)    any other event which may give any Debtor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document, any Secured Swap Agreement or any agreement related to Cash Management Services.

5.7    Administrative Agent’s Duties. The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s and the other Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Administrative Agent and the other Secured Parties hereunder, neither Administrative Agent nor any other Secured Party shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls,

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 21

conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property. Except as provided in this Section 5.7, neither Administrative Agent nor any other Secured Party shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent or any other Secured Party, and neither Administrative Agent nor any other Secured Party shall be required or obligated, to (a) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (b) notify any Debtor of any decline in the value of any Collateral. This Section 5.7 shall survive the termination of this Agreement, and any satisfaction and discharge of each Debtor by virtue of any payment, court order, or Law.

ARTICLE VI

PROCEEDS; COLLECTION OF RECEIVABLES

6.1    Lockboxes. Upon request of Administrative Agent, each Debtor shall execute and deliver to Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Administrative Agent.

6.2    Collection of Receivables. Upon the occurrence and during the continuation of a an Event of Default, Administrative Agent may at any time in its sole discretion, by giving any Debtor written notice, elect to require that the Receivables be paid directly to Administrative Agent. In such event, such Debtor shall, and shall permit Administrative Agent to, promptly notify the Account Debtors or obligors under the Receivables of Administrative Agent’s interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Administrative Agent. Upon receipt of any such notice from Administrative Agent, such Debtor shall thereafter hold in trust for Administrative Agent, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 6.3 and 6.4.

6.3    Special Collateral Account. Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with Administrative Agent and held there as security for the Secured Obligations, and no Debtor shall have control whatsoever over said cash collateral account. If no Event of Default has occurred or is continuing, Administrative Agent shall from time to time deposit the collected balances in such cash collateral account into the applicable Debtor’s general operating account maintained with Administrative Agent or otherwise subject to Administrative Agent’s control (within the meaning of the UCC). If any Event of Default has occurred and is continuing, Administrative Agent may, from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

6.4    Application of Proceeds. After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Administrative Agent to payment of the Secured Obligations as provided in the Credit Agreement.

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 22

ARTICLE VII

MISCELLANEOUS

7.1    Additional Debtors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Debtors (each, an “Additional Debtor”), by executing a Joinder Agreement in the form of Exhibit A hereto. Upon delivery of any such Joinder Agreement to Administrative Agent, notice of which is hereby waived by Debtors, each Additional Debtor shall be a Debtor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

7.2    Preservation of Rights. No delay or omission of Administrative Agent to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Administrative Agent until the Secured Obligations have been paid in full.

7.3    Waiver; Amendment. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Administrative Agent (with the requisite consent, if any, of all Lenders or the Majority Lenders in accordance with the Credit Agreement) and then only to the extent in such writing specifically set forth.

7.4    Compromises and Collection of Collateral. Each Debtor and Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to such Receivable. In view of the foregoing, each Debtor agrees that Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Administrative Agent shall be commercially reasonable so long as Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.5    Administrative Agent Performance of Debtors’ Obligations. Without having any obligation to do so, Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay in this Agreement and such Debtor shall, reimburse Administrative Agent for any amounts paid by Administrative Agent pursuant to this Section 7.5. Each Debtor’s obligation to reimburse Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.6    Authorization for Administrative Agent to Take Certain Action. Each Debtor irrevocably authorizes Administrative Agent at any time and from time to time in the sole discretion of Administrative Agent and appoints Administrative Agent as its attorney in fact (a) to execute on behalf of such Debtor as debtor and to file financing statements necessary or desirable in Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of Administrative Agent’s security interest in the Collateral, (b) to endorse and collect any cash proceeds of the Collateral, (c) to file a

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 23

carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Administrative Agent’s security interest in the Collateral, (d) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Administrative Agent control (within the meaning of the UCC) over such Securities or other Investment Property, (e) subject to the terms of Section 6.2, to enforce payment of the Receivables in the name of Administrative Agent or such Debtor, (f) to apply the proceeds of any Collateral received by Administrative Agent to the Secured Obligations as provided in this Agreement and (g) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Debtor agrees to reimburse Administrative Agent on demand for any payment made or any expense incurred by Administrative Agent in connection therewith, provided that this authorization shall not relieve such Debtor of any of its obligations under this Agreement or under the Credit Agreement.

7.7    Specific Performance of Certain Covenants. Each Debtor acknowledges and agrees that (a) a breach of any of the covenants contained in Article IV, Article V or in Article VI will cause irreparable injury to Administrative Agent, and (b) Administrative Agent has no adequate remedy at law in respect of such breaches. Each Debtor therefore agrees, without limiting the right of Administrative Agent to seek and obtain specific performance of other obligations of such Debtor contained in this Agreement, that the covenants of such Debtor referred to in the immediately preceding sentence of this Section 7.7 shall be specifically enforceable against such Debtor.

7.8    Dispositions Not Authorized. No Debtor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.3 or as otherwise permitted by the Credit Agreement, and notwithstanding any course of dealing between any Debtor and Administrative Agent or other conduct of Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.3 or as otherwise permitted by the Credit Agreement) shall be binding upon Administrative Agent unless such authorization is in writing signed by Administrative Agent.

7.9    Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Debtor, Administrative Agent and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of Administrative Agent.

7.10    Expenses. To the extent permitted by applicable law, each Debtor promptly will pay, upon demand, any out-of-pocket expenses incurred by Administrative Agent in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, reasonable attorneys’ fees, rent, storage costs and expenses of sales incurred in connection with the administration of this Agreement, the enforcement of the rights of Administrative Agent hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the security interest created hereunder, or the custody, protection, collection, repossession, enforcement or sale of the Collateral. All such expenses shall become part of the Secured Obligations and shall bear interest at the post-default rate provided in the Credit Agreement from the date paid or incurred by Administrative Agent until paid by such Debtor.

7.11    Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 24

7.12    Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Release Date.

7.13    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

7.14    Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Credit Agreement. Each Debtor (other than Borrower) appoints Borrower as such Debtor’s agent, and Borrower shall act as agent for each other Debtor, for receipt of notices and other communications pursuant to the Loan Documents

7.15    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.16    INDEMNITY. EACH DEBTOR HEREBY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, EACH OTHER SECURED PARTY AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES (EACH OF THE FOREGOING PERSONS, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY ADMINISTRATIVE AGENT OR SUCH DEBTOR, AND ANY CLAIM FOR INTELLECTUAL PROPERTY INFRINGEMENT).

7.17    Amendment and Restatement. This Agreement is a consolidated amendment and restatement of each of the Existing Security Agreements and supersedes each of the Existing Security Agreements in its entirety; provided, however, that (a) the execution and delivery of this Agreement shall not effect a novation of any of the Existing Security Agreements but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of each Existing Security Agreement, and (b) the Liens, security interests and other interests in the collateral as described in each of the Existing Security Agreements (the “Original Collateral”) granted under each of the Existing Security Agreements are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral. Each Debtor party to any Existing Security Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreements, and further agrees that the execution and delivery of this Agreement and the other Loan Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreements.

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 25

7.18    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank; signature pages follow.]

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Page 26

IN WITNESS WHEREOF, Debtors and Administrative Agent have executed this Agreement as of the date first above written.

DEBTORS:

PRIMEENERGY CORPORATION

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIMEENERGY MANAGEMENT CORPORATION

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OPERATING COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Signature Page

EOWS MIDLAND COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OFFSHORE L.L.C.

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Signature Page

ADMINISTRATIVE AGENT:

COMPASS BANK, as Administrative Agent

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

AMENDED, RESTATED AND CONSOLIDATED PLEDGE AND SECURITY AGREEMENT – Signature Page

SCHEDULE 1

Deposit Accounts, Securities Accounts and Commodity Accounts

Debtor	Account Type	Bank, Securities Intermediary, or Commodity Intermediary (as applicable)	ABA No. (as applicable)	Account No.	Account Name	Description
Prime Operating Company	Checking	BBVA Compass	314970664	3802548457	Prime Operating Company	Operating

Prime Operating Company	ZBA-Lockbox	BBVA Compass	314970664	3802548465	Prime Operating Company - Revenue	Lockbox

Prime Operating Company	ZBA-Lockbox	BBVA Compass	314970664	3802548473	Prime Operating Company - Jib	Lockbox

Prime Operating Company	ZBA-Control Disbursement	BBVA Compass	314970680	3805960246	Prime Operating Company Revenue CD	Control Disbursements

Prime Operating Company	ZBA-Control Disbursement	BBVA Compass	314970680	3802548499	Prime Operating Company A/P CD	Control Disbursements

PrimeEnergy Management Corporation	Checking	BBVA Compass	314970664	3802548507	PrimeEnergy Management Corporation	Operating

PrimeEnergy Management Corporation	ZBA-Control Disbursement	BBVA Compass	314970680	3802548515	PrimeEnergy Management Corp - Distributions	Control Disbursements

PrimeEnergy Corporation	Checking	BBVA Compass	314970664	3802548531	PrimeEnergy Corporation	Operating

Eastern Oil Well Services Company	Checking	BBVA Compass	314970664	3802548549	Eastern Oil Well Service Company	Operating

SCHEDULE 1 – Page 1

Debtor	Account Type	Bank, Securities Intermediary, or Commodity Intermediary (as applicable)	ABA No. (as applicable)	Account No.	Account Name	Description
Southwest Oilfield Construction Company	Checking	BBVA Compass	314970664	3802548556	Southwest Oilfield Construction Company	Operating

Eastern Oil Well Services Midland Company	Checking	BBVA Compass	314970664	3802548564	Eastern Oil Well Service Midland Company	Operating

PrimeEnergy Corporation	Checking	BBVA Compass	314970664	3802548580	PrimeEnergy Corp- Flex Spending	Flexible spending reimbursements

PrimeEnergy Corporation	Checking	BBVA Compass	314970664	3802548598	PrimeEnergy Corp - Benefits	Health benefits reimbursement

Prime Operating Company	Checking	Bank of America	026009593	6694-3851	Prime Operating Company	Payroll

PrimeEnergy Management Corporation	Checking	Bank of America	026009593	6609-7577	PrimeEnergy Management Corporation	Payroll

PrimeEnergy Corporation	Checking	Bank of America	026009593	385015848189	PrimeEnergy Corporation	Payroll

Eastern Oil Well Services Company	Checking	Bank of America	026009593	6675-6411	Eastern Oil Well Service Company	Payroll

Eastern Oil Well Services Midland Company	Checking	Bank of America	026009593	941-817-6725	Eastern Oil Well Service Midland Company	Payroll

SCHEDULE 1 – Page 2

SCHEDULE 2

Intellectual Property

PATENTS

Debtor	Patent Number	Country of Issue	Description/Name of Patent
None.

TRADEMARKS
Debtor	Registration No.	Issue Date	Mark
None.

COPYRIGHTS
Debtor	Registration No.	Date of Registration	Description of Copyright
None.

SCHEDULE 2 – Page 1

SCHEDULE 3

List of Instruments, Securities and Other Investment Property

A. STOCKS:

Debtor	Issuer	Certificate Number	Number of Shares
PrimeEnergy Corporation	PrimeEnergy Management Corporation	11	1,000

PrimeEnergy Corporation	Prime Operating Company	1	1,000

PrimeEnergy Corporation	Eastern Oil Well Service Company	1	1,000

PrimeEnergy Corporation	Southwest Oilfield Construction Company	1	1,000

PrimeEnergy Corporation	EOWS Midland Company	1	1,000

B. BONDS:

Debtor	Issuer	Number	Face Amount	Coupon Rate	Maturity

C. GOVERNMENT SECURITIES:

Debtor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED):

Debtor	Issuer	Description of Collateral	Percentage Ownership Interest	Certificate Number:
PrimeEnergy Corporation	Prime Offshore L.L.C.	Membership Interests	100%

****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***

SCHEDULE 3 – Page 1

SCHEDULE 4

UCC Filing Jurisdictions

Debtor	Jurisdiction
PrimeEnergy Corporation	Delaware

PrimeEnergy Management Corporation	New York

Prime Operating Company	Texas

Eastern Oil Well Service Company	West Virginia

Southwest Oilfield Construction Company	Oklahoma

EOWS Midland Company	Texas

Prime Offshore L.L.C.	Delaware

SCHEDULE 4 – Page 1

SCHEDULE 5

Locations

All Debtors:

Chief Executive Office and Mailing Address:

9821 Katy Freeway Suite 1050

Houston, TX 77024

Location(s) of Books and Records (if different from principal place of business above):

Same as above.

Other Locations of Collateral:

A.	Properties Owned by Debtor:

None.

B.	Properties Leased by Debtor (include landlord’s name):

9821 Katy Freeway Suite 1050	Memorial City Towers LTD (landlord)
Houston, TX 77024

5400 N Grand Blvd Suite 450	5400 Investors LLC(landlord)
Oklahoma City, OK 73112

One Petroleum Center	One Petroleum Center LLC (landlord)
3300 N A Street Building 1 Suite 238
Midland, TX 79701

C.	Locations pursuant to Bailment or Consignment Arrangements for Debtor (indicate which and include name of warehouse operator or other bailee or consignee):

None.

SCHEDULE 5 – Page 1

SCHEDULE 6

Other Names

None.

SCHEDULE 6 – Page 1

SCHEDULE 7

Identification Numbers

Debtor	Federal Employer Identification Number	State Organizational Identification Number
PrimeEnergy Corporation	84-0637348	790016

PrimeEnergy Management Corporation	13-2929065	424708

Prime Operating Company	76-0355677	0121592900

Eastern Oil Well Service Company	06-1313613	133998

Southwest Oilfield Construction Company	73-1411394	1900516436

EOWS Midland Company	06-1603694	0160993700

Prime Offshore L.L.C.	76-0688905	3408892

SCHEDULE 7 – Page 1

SCHEDULE 8

Commercial Tort Claims

Debtor	Case Name or Style	Case Number	Court in Which Pending
None.

SCHEDULE 8 – Page 1

EXHIBIT A

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is entered into as of             , 201  , by the undersigned (“Additional Debtor”), being a Subsidiary or Affiliate of PrimeEnergy Corporation, a Delaware corporation (“Borrower”), in favor COMPASS BANK, as Administrative Agent for the Secured Parties (in such capacity, “Administrative Agent”), and is executed and delivered pursuant to that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Borrower, the Lenders party thereto, and Administrative Agent.

WHEREAS, in connection with the Credit Agreement, Borrower and certain of its Subsidiaries executed and delivered to Administrative Agent that certain Amended, Restated and Consolidated Pledge and Security Agreement, dated as of February 15, 2017 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in order to, among other things, induce the Secured Parties to make the Loans and other credit extensions under the Credit Agreement and the other Loan Documents and to make financial accommodations under Secured Swap Agreements and agreements related to Cash Management Services; and

WHEREAS, Additional Debtor (i) is a Subsidiary of Borrower, (ii) desires that the Secured Parties continue to make the Loans and other credit extensions under the Credit Agreement and the other Loan Documents and continue to make financial accommodations under Secured Swap Agreements and agreements related to Cash Management Services, (iii) will directly or indirectly benefit from the use by Borrower of the extensions of credit and financial accommodations for the purposes described in the Credit Agreement, the Secured Swap Agreements and the agreements related to Cash Management Service, and (iv) by and through the action of its governing body, has determined that transactions contemplated by the Credit Agreement, the other Loan Documents, Secured Swap Agreements, and agreements related to Cash Management Services may reasonably be expected to benefit, directly or indirectly, Additional Debtor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Secured Parties to make and continue to make the Loans and other credit extensions under the Credit Agreement and the other Loan Documents and to make and continue to make financial accommodations under Secured Swap Agreements and agreements related to Cash Management Services, Additional Debtor does hereby agree with Administrative Agent as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

2.    Party to Security Agreement; Grant of Security Interest. Additional Debtor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Additional Debtor will be deemed to be a party to the Security Agreement and a “Debtor” for all purposes of the Security Agreement, and shall have all of the obligations of a Debtor thereunder as if it had executed the Security Agreement. Additional Debtor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Debtors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Section 2, Additional Debtor hereby pledges, assigns and grants to Administrative Agent for the benefit of the Secured Parties a continuing security interest in all of Additional Debtor’s right, title and interest in and to the Collateral of Additional Debtor to secure the prompt and complete payment and performance of the Secured Obligations; provided, the foregoing shall not include the Excluded Property.

EXHIBIT A – Page 1

3.    Representations and Warranties. Additional Debtor hereby makes each representation and warranty set forth in the Security Agreement with respect to itself and its Collateral.

4.    Schedules. Schedules 1 through 8 to the Security Agreement shall be supplemented by the addition of Schedules 1 through 8 attached hereto as to Additional Debtor.

5.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

6.    Loan Document. This Agreement is a Loan Document for all purposes and each reference in any Loan Document to the Security Agreement shall mean the Security Agreement as supplemented by this Agreement.

7.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The remainder of this page is left intentionally blank. Signature pages follows.]

EXHIBIT A – Page 2

IN WITNESS WHEREOF, Additional Debtor and Administrative Agent have executed this Agreement as of the date first above written.

ADDITIONAL DEBTOR:

By:
Name:
Title:

EXHIBIT A – Page 3

ADMINISTRATIVE AGENT:

COMPASS BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT A – Page 4